EXHIBIT 10.5



                                MULTIFAMILY NOTE


US $19,300,000.00                                          New York, New York
                                                     As of September 30, 1996

     FOR VALUE RECEIVED, the undersigned promise to pay LEHMAN BROTHERS HOLDINGS INC. d/b/a Lehman Capital, A Division of Lehman Brothers Holdings Inc., 3 World Financial Center, New York, New York 10285, or order, the principal sum of NINETEEN MILLION THREE HUNDRED THOUSAND AND 00/100 DOLLARS, with interest on the unpaid principal balance from the date of this Note, until paid, at the Applicable Interest Rate (defined herein). Principal and interest shall be payable at 3 World Financial Center, New York, New York 10285, or such other place as the holder hereof may designate in writing, as follows:

     (i) payments of interest only commencing on the first day of October, 1996 and thereafter on the first day of each succeeding calendar month up to and including the Maturity Date (defined herein); and

     (ii) the balance of the aggregate outstanding principal sum and all accrued but unpaid interest thereon shall be due and payable on the Maturity Date.

     The term "Maturity Date" shall mean November 15, 1996.

     Interest on the principal sum of the Note shall be calculated on the basis of the actual number of days elapsed in a three hundred sixty (360) day year. All payments to Lender under the Note or this Agreement shall be made by wire transfer of immediately available federal funds.

     If any installment under this Note is not paid when due, the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable, at the option of the holder hereof. The holder hereof may exercise this option to accelerate during any default by the undersigned regardless of any prior forbearance. In the event of any default in the payment of this Note, and if the same is referred to an attorney at law for collection or any action at law or in equity is brought with respect hereto, the undersigned shall pay the holder hereof all expenses and costs, including, but not limited to, attorney's fees of 25% of the unpaid principal balance hereof.

     The undersigned hereby irrevocably authorizes and empowers any attorney or the Prothonotary or Clerk of any court in the Commonwealth of Pennsylvania, or elsewhere, to appear for the undersigned in any action brought against the undersigned on this Note, if not paid when due, with or without declaration filed and as of any term, and therein to confess or enter judgment against the undersigned for the entire principal amount outstanding hereunder and accrued interest thereon and for any other sums due pursuant to the terms of this Note, together with expenses and costs of suit and attorney's fees for collection as provided herein. For such purpose, this Note or a copy hereof verified by affidavit shall be a sufficient warrant.

     The authority granted herein to confess judgment shall not be exhausted by any exercise thereof, but shall continue from time to time and at all times until payment in full of all the indebtedness evidenced by this Note. The remedies of the holder hereof as provided herein and the warrants contained herein shall be cumulative and concurrent with any other remedies available to the holder hereof any may be pursued singly, successively, or together at the sole discretion of the holder hereof and as often as occasion therefor shall occur. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

     The undersigned hereby waives and releases all errors and imperfections in any proceedings instituted by the holder hereof under the terms of this Note and all benefit that might accrue to the undersigned by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under the execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment. The undersigned agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order desired by the holder hereof.

     Prepayments shall be applied against the outstanding principal balance of this Note and shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless the holder hereof shall agree otherwise in writing. The holder hereof may require that any partial prepayments be made on the date monthly installments are due and be in the amount of that part of one or more monthly installments which would be applicable to principal.

     From time to time, without affecting the obligation of the undersigned or the successors or assigns of the undersigned to pay the outstanding principal balance of this Note and observe the covenants of the undersigned contained herein, without affecting the guaranty of any person, corporation, partnership or other entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of the undersigned, the successors or assigns of the undersigned or guarantors, and without liability on the part of the holder hereof, the holder hereof may, at the option of the holder hereof, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with the undersigned to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder.

     Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

     The indebtedness evidenced by this Note is secured by a Mortgage or Deed of Trust dated as of the date hereof, and reference is made thereto for rights as to acceleration of the indebtedness evidenced by this Note. This Note shall be governed by the law of the jurisdiction in which the Property subject to the Mortgage or Deed of Trust is located.

     IN WITNESS WHEREOF, Borrower has executed this Instrument or has caused the same to be executed by its representatives thereunto duly authorized.

                              NATIONAL PROPERTY INVESTORS 4, a California limited partnership

                              By:  NPI Equity Investments, Inc., a Florida
                                   corporation, its general partner

                                   By:   /s/William H. Jarrard, Jr.
                                        Name: William H. Jarrard, Jr.
                                        Title: President